As filed with the Securities and Exchange Commission on December 30, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KERYX BIOPHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4087132
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(212) 531-5965
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ron Bentsur
Vice President Finance and Investor Relations
Keryx Biopharmaceuticals, Inc.
750 Lexington Avenue
New York, New York 10022
(212) 531-5965
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

The Commission is requested to send copies of all communications to:

Mark F. McElreath, Esq.
Alston & Bird LLP
90 Park Avenue
New York, New York 10016-1387
Telephone: (212) 210-9595
Facsimile: (212) 922-3995

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	$150,000,000	$ 16,050

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion—Dated December 30, 2005

PROSPECTUS

Keryx Biopharmaceuticals, Inc.

Common Stock

We may offer and sell, from time to time, shares of our common stock. Specific terms of these offerings will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We may offer our common stock in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our common stock through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

Our common stock is traded on the Nasdaq Stock Market under the symbol “KERX.” On December 27, 2005, the per share closing price of our common stock as reported on the Nasdaq Stock Market was $14.45 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2005

i

KERYX BIOPHARMACEUTICALS, INC.

We are a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Our lead compound under development is KRX-101 (sulodexide), a first-in-class oral heparinoid compound for the treatment of diabetic nephropathy, a life-threatening kidney disease caused by diabetes. We are also developing KRX-0401 (perifosine), which is a novel, first-in-class, oral anti-cancer agent that modulates Akt, a protein in the body associated with tumor survival and growth, and a number of other key signal transduction pathways, including the JNK and MAPK pathways, which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. We also have an active in-licensing and acquisition program designed to identify and acquire additional drug candidates.

We were incorporated in Delaware in October 1998. We commenced operations in November 1999, following our acquisition of substantially all of the assets and certain of the liabilities of Partec Ltd., our predecessor company that began its operations in January 1997. Since commencing operations, our activities have been primarily devoted to developing our technologies and drug candidates, acquiring clinical-stage compounds, raising capital, purchasing assets for our facilities and recruiting personnel. We are a development stage company and have no product sales to date. Our major sources of working capital have been proceeds from various private placements of equity securities, option and warrant exercises and from our public offerings.

Our principal executive offices are located at 750 Lexington Avenue, New York, New York 10022, and our telephone number is (212) 531-5965. We maintain a website on the Internet at www.keryx.com and our e-mail address is info@keryx.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus.

THE OFFERING

Use of Proceeds	We intend to use the net proceeds of any offering to advance our pharmaceutical products and to in-license, acquire and develop novel drug candidates.

Nasdaq Symbol	KERX

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.keryx.com. Our stock is quoted on The Nasdaq Stock Market under the symbol "KERX."

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we may sell our common stock, as described in this prospectus, from time to time in one or more offerings. We may use the shelf registration statement to offer and sell shares of our common stock. Each time we sell our common stock, we will provide a supplement to this prospectus that contains specific information about the terms of such offering. The supplement may also add, update or change information contained in this prospectus. Before purchasing any of our common stock, you should carefully read both this prospectus and any supplement, together with the additional information incorporated into this prospectus or described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell our common stock unless it is accompanied by a supplement that more fully describes the terms of the offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including exhibits:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2004;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(c)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

(d)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

(e)	Our Current Reports on Form 8-K filed with the SEC on May 6, 2005, July 11, 2005, July 14, 2005, July 15, 2005, July 21, 2005, November 14, 2005 and December 30, 2005; and

(f)	Our Current Reports on Form 8-K filed with the SEC on February 20, 2004, and as amended on Form 8-K/A filed with the SEC on April 20, 2004.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 750 Lexington Avenue, New York, New York 10022, Attn: Vice President Finance and Investor Relations, or by calling (212) 531-5965.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our certificate of incorporation and our bylaws. You should refer to, and read this summary together with, our certificate of incorporation and bylaws to review all of the terms of our common stock that may be important to you.

Common Stock

Under our certificate of incorporation, we are authorized to issue a total of 60,000,000 shares of common stock, par value $0.001 per share. As of December 27, 2005, we had issued and outstanding 37,775,796 shares of our common stock. There are approximately 51 holders of record. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq Stock Market under the symbol "KERX."

Dividends

Holders of our common stock are entitled to participate equally in dividends when our Board of Directors declares dividends on our common stock out of legally available funds. We have never declared or paid any cash dividends on our common stock and do not anticipate paying any such cash dividends in the foreseeable future. Future dividends, if any, will be determined by our Board of Directors and will be based upon our earnings, capital requirements and operating and financial condition, among other factors, at the time any such dividends are considered by our Board of Directors.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock held. Generally, the vote of the majority of the shares represented at a meeting of the stockholders and entitled to vote is sufficient for actions that require a vote of the stockholders.

Liquidation and Dissolution

In the event of our liquidation, dissolution, or winding up, voluntarily or involuntarily, holders of our common stock will have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of our creditors and of all liabilities.

Other

Holders of our common stock are not entitled to any preemptive or preferential right to purchase or subscribe for shares of capital stock of any class and have no conversion or sinking fund rights.

Transfer Agent

American Stock Transfer and Trust Company serves as the transfer agent and registrar for all of our common stock.

PLAN OF DISTRIBUTION

We may sell the common stock in any of three ways (or in any combination):

•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser; or
•	through agents.

Each time that we use this prospectus to sell our common stock, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such common stock, including:

•	the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them; and
•	the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any common stock, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock.

We may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use common stock received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

The legality and validity of the shares of common stock offered from time to time under this prospectus will be passed upon by Alston & Bird LLP, New York, New York.

EXPERTS

The consolidated financial statements of Keryx Biopharmaceuticals, Inc., a development stage company, as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and for the period from December 3, 1996 to December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of ACCESS Oncology, Inc. as of December 31, 2003, and the related consolidated statement of operations, statement of stockholders’ equity, and statement for cash flows for the year then ended incorporated in this prospectus by reference from Amendment No. 1 on Form 8-K/A of Keryx Biopharmaceuticals, Inc. filed with the SEC on April 20, 2004, amending the Current Report on Form 8-K filed with the SEC on February 20, 2004, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee		$16,050
Legal Fees and Expenses		*
Accountants’ Fees and Expenses		*
Printing and Duplicating Expenses		*
Miscellaneous Expenses		*
Total	$	*

* To be filed by amendment, Form 8-K or Rule 424 filing.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the General Corporation Law of the State of Delaware, or DGCL, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions as set forth in the DGCL.

Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.

ITEM 16. EXHIBITS.

Exhibit Number	Description
1.1	Underwriting Agreement*
5.1	Opinion of Alston & Bird LLP*
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on the signature page to this Registration Statement)

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of our Common Stock.

ITEM 17. UNDERTAKINGS.

A.	RULE 415 OFFERING

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration  statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total  dollar value of securities offered would not exceed that which was registered) and any deviation from  the low or high end of the estimated maximum offering range may be reflected in the form of  prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in  volume and price represent no more than 20% change in the maximum aggregate offering price set  forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in  the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered  therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering  thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the  Registration Statement as of the date the filed prospectus was deemed part of and included in the  Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a  Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the  Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of  the earlier of the date such form of prospectus is first used after effectiveness or the date of the first  contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for  liability purposes of the issuer and any person that is at that date an underwriter, such date shall be  deemed to be a new effective date of the Registration Statement relating to the securities in the  Registration Statement to which that prospectus relates, and the offering of such securities at that time  shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made  in a Registration Statement or prospectus that is part of the Registration Statement or made in a  document incorporated or deemed incorporated by reference into the Registration Statement or  prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of  sale prior to such effective date, supersede or modify any statement that was made in the Registration  Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectuses relating to the offering containing material  information about the undersigned registrant or its securities provided by or on behalf of the  undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.	Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 30, 2005.

KERYX BIOPHARMACEUTICALS, INC.

Date: December 30, 2005	By:	/s/ Michael S. Weiss
Michael S. Weiss
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael S. Weiss and Ron Bentsur, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of December 30, 2005.

Signatures /s/ Michael S. Weiss	Title Chairman and Chief Executive Officer (principal executive officer)
Michael S. Weiss /s/ Ron Bentsur	Vice President Finance and Investor Relations (principal financial and accounting officer)
Ron Bentsur /s/ I. Craig Henderson	Director
I. Craig Henderson, M.D. /s/ Malcolm Hoenlein	Director
Malcolm Hoenlein /s/ Lawrence Jay Kessel	Director
Lawrence Jay Kessel, M.D. /s/ Eric Rose	Director
Eric Rose, M.D. /s/ Lindsay A. Rosenwald	Director
Lindsay A. Rosenwald, M.D. /s/ Peter Salomon	Director
Peter Salomon, M.D.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement*
5.1	Opinion of Alston & Bird LLP*
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on the signature page to this Registration Statement)

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.